Exhibit 99.2

STORE Capital Announces Closing of Equity Offering

Raises $296.2 Million in Net Proceeds

SCOTTSDALE, Ariz., December 7, 2015 — STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced that it has completed its follow-on public offering of 16,100,000 shares of common stock sold, including 2,100,000 shares of common stock sold by the selling stockholder, STORE Holding Company, LLC, in connection with the full exercise of the underwriters’ option to purchase additional shares, at a public offering price of $22.00 per share.

“This equity raise is an important milestone for STORE,” said Christopher Volk, Chief Executive Officer.  “It represents our second equity follow-on issuance since our IPO a little over a year ago and is also our first overnight equity issuance.  The proceeds will be immediately used to repay short-term revolving debt and put us in good shape to execute our planned growth in 2016.”

“The equity issuance, together with a small sale of shares by our founding institutional shareholders, led by Oaktree Capital, will also importantly serve to alter the composition of our Board of Directors, placing a plurality of board seats in the hands of independent directors and management,” continued Volk.  “We appreciate the confidence our stockholders have shown in us to help us fulfill our plan for continued growth as we address our customers’ needs in our very large marketplace.”

Total net proceeds, after the underwriting discount and offering expenses, are expected to be approximately $296.2 million.

Goldman, Sachs & Co., Credit Suisse and Morgan Stanley acted as joint book-running managers for the offering.  BMO Capital Markets, Citigroup, KeyBanc Capital Markets and Wells Fargo Securities acted as joint lead managers for the offering; and Baird, Cowen and Company, Ladenburg Thalmann, Raymond James, Stifel and SunTrust Robinson Humphrey acted as co-managers for the offering.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission and has become effective under the Securities Act of 1933, as amended. The offering of these securities was made only by means of a prospectus supplement and accompanying prospectus, which are on file with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in over 1,250 property locations, substantially all of which are profit centers, in 46 states.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts may contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward looking statements include those relating to the intended use of the proceeds from the offering and planned growth in 2016.  Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports and prospectuses and prospectus supplements it files with the SEC from time to time. These forward-looking statements speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Financial Profiles
Moira Conlon, 310-622-8220
STORECapital@finprofiles.com